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                                                                   Exhibit 10.27
                        RESTRICTED STOCK GRANT AGREEMENT
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         This RESTRICTED STOCK GRANT AGREEMENT is entered into effective March
4, 1996 ("Date of Grant") by and between SEALY CORPORATION, a Delaware corporation, (the "Company") and RON L. JONES (the "Employee"), for the purpose of subjecting 60,000 shares of the common stock of the Company and any distributions thereon (the "Stock") granted to the Employee as a Restricted
Stock Grant subject to certain forfeiture provisions contained herein.

                              W I T N E S S E T H:

         WHEREAS, to provide an incentive to the Employee to use Employee's best efforts to increase the value of the Company, the Employee has been granted the Stock subject to the forfeiture provisions contained herein; and

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         Section 1. VESTING AND FORFEITURE. Fifteen thousand (15,000) of the shares of Stock shall vest on each anniversary of the Date of Grant. If at a time any shares of Stock are not vested (I) the employment of Employee by the Company and its subsidiaries is terminated by reason of the death or permanent disability of Employee or the Employee's resignation (unless such resignation is forced by the Company) or (ii) any transfer of Stock shall be made in violation of this Agreement, or the stockholder agreement dated March 4, 1996 between the Company and the Employee (the "Stockholder Agreement"), such unvested shares of Stock may be reacquired by the Company, upon notice to the Employee or any permitted transferee, at no cost to the Company (with distributions thereon being valued at their current value, which in the case of cash shall be assumed to have grown at the compound rate of 8% per year). Such notice of forfeiture shall be given by the Company no later than 90 days after the date on which the Company receives actual notice of the occurrence of such event. In the case of any other termination of employment, all shares shall vest.

         Section 2. ADDITIONAL SHARES. In lieu of receiving any dividends payable on the Stock during 1996, the number of shares of common stock included in the Stock shall be increased by a number of shares equal to the result of dividing the amount of the dividends

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by 9.43. Any dividends payable on the Stock after 1996 shall be distributed to the Employee.


         Section 3. PROHIBITED TRANSFERS. Any sale, hypothecation, encumbrance or other transfer other than transfer by death of any of the shares of Stock which are subject to forfeiture is prohibited unless the same shall have been consented to in advance in writing by the Company (which consent may be withheld in the sole discretion of the Company) or permitted by the Stockholder Agreement. After vesting, shares of stock will continue to be subject to the provisions of the Stockholder Agreement.

         Section 4. LEGENDS. Each instrument representing unvested Stock shall be endorsed with the following legend and with any other legends required by law or the Stockholder Agreement:

         THE SALE OR TRANSFER OF SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO THE RESTRICTIONS ON TRANSFER AND FORFEITURE CONDITIONS (WHICH INCLUDE THE SATISFACTION OF CERTAIN EMPLOYMENT SERVICE REQUIREMENTS) SET FORTH IN A RESTRICTED STOCK GRANT AGREEMENT. A COPY OF SUCH AGREEMENT MAY BE INSPECTED AT THE OFFICE OF THE SECRETARY OF THE CORPORATION.

         Section 5. WITHHOLDING TAXES. As a condition to the grant or the vesting of the Stock acquired hereunder, the Grantee shall make such arrangements as the Company may require for the satisfaction of any Federal, state or local withholding tax obligations that may arise in connection with such grant or vesting.

         Section 6. PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors, assigns and personal representatives.

         Section 7. SPECIFIC PERFORMANCE. In the event of a breach of this Agreement by any party hereto, any other party hereto shall be entitled to secure specific performance of this Agreement in any court of competent jurisdiction.

         Section 8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         Section 9. NOTICES, ETC. All notices and other communications required or permitted hereunder will be in writing and will be mailed by first-class mail, postage prepaid, addressed (a) if to Company at

                    Sealy Corporation

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                  1228 Euclid Avenue, 10th Floor
                  Cleveland, OH  44115

                  Attn.:  Chairman of the Board of Directors

or at such other address as Company will have furnished to Employee in writing, or (b) if to Employee at or at such other address as Employee will have furnished to Company in writing in accordance with this Section.

         All notices and other communications to be given hereunder shall be given in writing. Except as otherwise specifically provided herein, all notices and other communications hereunder shall be deemed to have been given if personally delivered to the party being served, or two business days after mailing thereof by registered mail, return receipt requested, postage prepaid, to the requisite address set forth above (until notice of change thereof is served in the manner provided in this Section).

         Section 10. NO RIGHT TO EMPLOYMENT. Nothing in this Agreement or in the act of granting the Stock to Employee shall give the Employee any rights to continue to be employed by the Company.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Company:

SEALY CORPORATION
a Delaware corporation

By _______________________________
Its_______________________________

Employee:




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